Exhibit 99.1

Xometry Reports Record Fourth Quarter and Strong Full Year 2025 Results

•
Q4 revenue increased 30% year-over-year to a record $192 million, driven by robust marketplace growth.
•
Q4 marketplace revenue growth accelerated to 33% year-over-year, driven by strong enterprise growth and expanded networks of buyers and suppliers.
•
Q4 gross profit increased 27% year-over-year to a record $75.2 million, driven by strong marketplace growth and marketplace gross margin expansion.
•
Q4 Adjusted EBITDA improved $7.3 million year-over-year to Adjusted EBITDA of $8.4 million, driven by expanding marketplace gross margin and strong operating expense leverage.
•
Strong operating results were driven by consistent execution across growth initiatives: expanding buyer and supplier networks, driving deeper enterprise engagement, further expanding the marketplace platform, growing internationally, and enhancing services offerings.

NORTH BETHESDA, MD., February 24, 2026 /Globe Newswire/-- Xometry, Inc. (NASDAQ: XMTR), the global AI-native marketplace connecting buyers and suppliers of custom manufacturing, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

“Q4 was another record quarter, capping a transformative year for Xometry as enterprise customers rapidly adopted our supply chain solutions,” said Randy Altschuler, CEO at Xometry. “In Q4, we delivered 30% revenue growth year-over-year underscoring the strength of our product driven growth, pace of marketplace innovation and expanding global network.”

“In Q4, we delivered robust marketplace gross profit growth, which increased 36% year-over-year,” said James Miln, CFO at Xometry. “Our Adjusted EBITDA improved by $7.3 million year-over-year to $8.4 million. In 2025, we delivered incremental Adjusted EBITDA margins of 20%, reflecting the strong leverage in our marketplace model. We expect to continue to deliver 20% annual incremental Adjusted EBITDA margins as we scale towards $1 billion in revenue.”

Fourth Quarter 2025 Financial Highlights

•
Marketplace revenue for the fourth quarter of 2025 was $178 million, an increase of 33% year-over-year.
•
Marketplace Active Buyers increased 20% from 68,267 as of December 31, 2024 to 81,821 as of December 31, 2025.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 18% from 1,495 as of December 31, 2024 to 1,760 as of December 31, 2025.
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Services revenue for the fourth quarter of 2025 was $13.9 million, a decrease of 1% year-over-year.
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Net loss attributable to common stockholders for the fourth quarter of 2025 was $8.6 million.
•
Adjusted EBITDA for the fourth quarter of 2025 was $8.4 million, reflecting an improvement of $7.3 million year-over-year.
•
Non-GAAP net income for the fourth quarter of 2025 was $9.1 million, as compared to a Non-GAAP net income of $3.2 million in the fourth quarter of 2024.
•
Cash, cash equivalents and marketable securities were $219 million as of December 31, 2025.

Fourth Quarter 2025 Business Highlights:

•
Grew the number of Active Suppliers 17% year-over year to 4,996 as of December 31, 2025. Xometry expanded its supplier base in the U.S. with a focus on larger suppliers with key quality certifications to serve the needs of larger enterprise customers. Globally, Xometry expanded its sourcing network to include more suppliers in Europe, China, India and Turkey.
•
Launched performance-based listings on Thomasnet, allowing manufacturing and industrial suppliers to promote their businesses through targeted sponsored listings. Features of the improved supplier platform include the ability to advertise in defined target markets, customize ad budgets, and campaign tracking with Thomas’ powerful analytics platform.
•
Launched improved search tools on Thomasnet, a leading digital platform connecting industrial buyers with more than 500,000 suppliers. Thomas’ smart search enables buyers to run complex, multi-capability searches and identify more relevant suppliers for their needs. Early results are positive with Thomas smart search driving over 15% more supplier evaluations compared to the legacy search functionality.
•
Expanded the Xometry platform including a new portfolio of high-performance materials. Xometry introduced eight new materials across fused deposition modeling and stereolithography additive manufacturing technologies. These materials are critical for advanced applications in the aerospace, defense and medical device industries, as well as the automotive industry.
•
Expanded control over manufacturing specifications enabling buyers to choose how their parts are made. Xometry launched a “preferred subprocess” feature within its automated quoting platform. This update allows CNC customers to specify exact machining approaches while maintaining the speed of instant pricing and lead times. Xometry introduced new “looser” tolerance options enabling customers to maximize value on less precise components.

Full Year 2025 Financial Highlights

•
Marketplace revenue for the full year of 2025 was $630 million, an increase of 30% year-over-year.
•
Enterprise growth was driven by strong sales execution and increasing adoption of technology solutions. Accounts with Last Twelve-Months Spend of at least $500,000 increased approximately 30% to over 140 in fiscal year 2025.
•
Services revenue for the full year of 2025 was $57.0 million, a decrease of 4% year-over-year.
•
Net loss attributable to common stockholders for the full year of 2025 was $61.7 million, which includes a $16.4 million non-recurring loss on debt extinguishment, as compared to $50.4 million for the full year of 2024.
•
Adjusted EBITDA for the full year of 2025 was $18.5 million, reflecting an improvement of $28.2 million year-over-year.
•
Non-GAAP net income for the full year of 2025 was $20.8 million, as compared to a Non-GAAP net loss of $2.1 million for the full year of 2024.
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Completed convertible debt refinancing of $250 million aggregate principal amount of new 0.75% convertible notes due in 2030. Transaction proceeds were used in part to repurchase over $200 million principal amount of existing convertible notes due 2027, providing financial flexibility to focus on growth initiatives and margin expansion. Purchased a capped call hedge with a cap price initially at $63.35, which represents a 75% premium over the market price on the transaction date.

Full Year 2025 Business Highlights

In 2025, Xometry continued to win and gain market share as it focused on driving technology innovation to deliver improving marketplace price, speed and selection. By improving the marketplace experience, Xometry drove additional value for both buyers and suppliers. During the year:

•
Xometry launched the new Workcenter mobile app. The Workcenter platform is Xometry’s proprietary all-in-one quote-to-cash solution enabling its partners to source and consolidate work, manage operations, monitor performance and secure cash flow. This powerful new app is designed to help suppliers within the Xometry partner network manage job offers, production workflows and shop performance – anytime, anywhere.
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Xometry launched auto-quotes for injection molding services in the U.S., following a launch earlier in 2025 in Europe. Xometry’s new auto-quoting capability simplifies the injection molding manufacturing process in a seamless digital experience, to enable customers to move quickly from design to finished part. Xometry’s proprietary AI-native platform manages the full lifecycle of injection molding from initial quoting to delivery to reordering.
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Xometry enhanced its AI-powered design for manufacturing capabilities through automated extraction that interprets technical drawings and CAD files. This improves the accuracy of quotes and supplier matching by automatically identifying key manufacturing attributes (such as materials, processes or tolerances) directly from the part’s design.
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Xometry achieved Cybersecurity Maturity Model Certification (CMMC Level 2), for adherence to cybersecurity and information security standards for the aerospace and defense industries. CMMC Level 2 certification demonstrates Xometry’s industry leadership, and reinforces its position as a trusted partner for domestic aerospace companies, defense agencies, and other organizations.
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Xometry EU launched Teamspace in Europe, the UK and Turkey. Teamspace is a cloud-based solution within the Xometry platform that enables customers to collaborate with their colleagues on projects and custom part orders. This global expansion enables Xometry to drive deeper enterprise engagement and enhance viral buyer growth within a company.
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Xometry EU launched a parts library which simplifies how customers manage and reuse part data across projects. It automatically gathers all 3D models and drawings from past quotes and orders, making it easier to reorder parts and reuse designs. Buyers can also view project history, see where each part was used, and download models and drawings directly from the library.
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Xometry EU introduced integration capabilities for enterprise customers to streamline procurement. This feature enables buyers to order custom parts directly from the Xometry site while still within the buyer's procurement platform - streamlining the purchasing process, reducing errors, and improving efficiency by automating data transfer between systems.

Financial Summary

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change

Consolidated
Revenue	$192,398	$148,546	30%	$686,631	$545,529	26%
Gross profit	75,238	59,020	27%	268,773	215,624	25%
Net loss attributable to common stockholders	(8,634)	(9,889)	13%	(61,743)	(50,401)	(23)%
EPS, basic and diluted, of Class A and Class B common stock	(0.17)	(0.20)	15%	(1.22)	(1.03)	(18)%
Adjusted EBITDA(1)	8,382	1,049	699%	18,528	(9,676)	291%
Non-GAAP net income (loss)(1)	9,101	3,165	188%	20,820	(2,069)	1,106%
Non-GAAP EPS, basic(1), of Class A and Class B common stock	0.18	0.06	200%	0.41	(0.04)	1,125%
Non-GAAP EPS, diluted(1), of Class A and Class B common stock	0.16	0.06	167%	0.38	(0.04)	1,050%

Marketplace
Revenue	$178,475	$134,508	33%	$629,642	$485,946	30%
Cost of revenue	115,446	88,087	31%	411,337	323,365	27%
Gross Profit	$63,029	$46,421	36%	$218,305	$162,581	34%
Gross Margin	35.3%	34.5%	0.8%	34.7%	33.5%	1.2%

Services
Revenue	$13,923	$14,038	(1)%	$56,989	$59,583	(4)%
Cost of revenue	1,714	1,439	19%	6,521	6,540	(0)%
Gross Profit	$12,209	$12,599	(3)%	$50,468	$53,043	(5)%
Gross Margin	87.7%	89.7%	(2.0)%	88.6%	89.0%	(0.4)%
(1)
These non-GAAP financial measures, and the reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of December 31,
	2025	2024	% Change

Active Buyers(3)	81,821	68,267	20%
Percentage of Revenue from Existing Accounts(3)	98%	97%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	1,760	1,495	18%

(2)
These key operating metrics are for Marketplace. See “Key Terms for our Key Metrics and Non-GAAP Financial Measures” below for definitions of these metrics.
(3)
Amounts shown for Active Buyers, Accounts with Last Twelve-Months Spend of at Least $50,000 and Percentage of Revenue from Existing Accounts is presented for the quarters ended December 31, 2025 and 2024.

Financial Guidance and Outlook:

	Q1 2026
	(in millions)
	Low	High
Revenue	$187	$189
Adjusted EBITDA	$6.5	$7.5
•
For Q1 2026, expect revenue of $187-$189 million, representing 24-25% growth year-over-year driven by 27-28% marketplace growth.
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For Q1 2026, expect Adjusted EBITDA of $6.5-$7.5 million, an improvement from an Adjusted EBITDA of $0.1 million in Q1 2025.
•
For Full Year 2026, expect revenue growth of at least 21% driven by at least 23% marketplace growth.

•
For Full Year 2026, we expect incremental Adjusted EBITDA margins of at least 20%.

Xometry’s first quarter and full year 2026 financial outlook is based on a number of assumptions that are subject to change and may be outside of its control. If actual results vary from these assumptions, Xometry’s expectations may change. There can be no assurance that Xometry will achieve these results.

Reconciliation of Adjusted EBITDA on a forward-looking basis to net loss, the most directly comparable GAAP measure, is not available without unreasonable efforts due to the high variability and complexity and low visibility with respect to certain charges excluded from this non-GAAP measure, including interest and dividend income, (provision) benefit for income taxes, charitable contributions of common stock and impairment of assets. Xometry expects the variability of these items could have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. (“Xometry”, the “Company”, “we” or “our”) uses Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP Earnings Per Share, basic and diluted, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies on our platform.

Services revenue: includes the sales of marketing and advertising services and, to a lesser extent, financial service products and SaaS-based solutions. Services revenue was previously referred to as Supplier Services revenue.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months.

Active Suppliers: The Company defines “suppliers” as individuals or businesses that have been approved by us to either manufacture a product on our platform for a buyer or have utilized our supplier services, including our digital marketing services, data services, financial services or tools and materials. The Company defines Active Suppliers as suppliers that have used our platform at least once during the last twelve months to manufacture a product. In 2025, we adjusted the number of our 2024 Active Suppliers to reflect an immaterial correction.

Percentage of Revenue from Existing Accounts: The Company defines an “account” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of at Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of at Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA): The Company defines Adjusted EBITDA as net loss, adjusted for interest expense, interest and dividend income and other expenses, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, provision (benefit) for income taxes, stock-based compensation, payroll tax expense related to stock-based compensation, charitable contributions of common stock, loss (income) from unconsolidated joint venture, impairment of assets, restructuring charges and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP net income (loss): The Company defines non-GAAP net income (loss) as net loss adjusted for depreciation and amortization, stock-based compensation, payroll tax expense related to stock-based compensation, amortization of lease intangible, amortization of deferred costs on convertible notes, loss on sale of property and equipment, charitable contributions of common stock, lease termination, impairment of assets, restructuring charges, loss on debt extinguishment and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP Earnings Per Share, basic and diluted (Non-GAAP EPS, basic and diluted): The Company calculates non-GAAP earnings per share, basic and diluted as non-GAAP net income (loss) divided by the weighted average number of basic or dilutive shares of common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS, basic and diluted, provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

About Xometry

Xometry’s (NASDAQ: XMTR) AI-native marketplace, popular Thomasnet® industrial sourcing platform and suite of cloud-based services are rapidly digitizing the manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and streamlines the procurement process for buyers through real-time pricing and lead time data. Learn more at xometry.com and xometry.eu.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on February 24, 2026. In addition to its press release announcing its fourth quarter 2025 financial results, Xometry will release an earnings presentation, which will be available on its investor website at investors.xometry.com.

Xometry, Inc. Fourth Quarter and Full Year 2025 Earnings Presentation and Conference Call

•
Tuesday, February 24, 2026
•
8:30 a.m. Eastern / 5:30 a.m. Pacific
•
To access the webcast use the following link: https://register-conf.media-server.com/register
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You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the first quarter of 2026 and the full year 2026; our expectations regarding our growth; and statements regarding our strategies, initiatives, products and platform capabilities. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, our ability to forecast our performance due to our limited operating history, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, our brand and reputation, and the impact of fluctuations in general macroeconomic conditions, such as fluctuations in inflation and rising interest rates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Lauran Cacciatori VP Communications 773-610-0806 lauran.cacciatori@xometry.com

Xometry, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$14,996	$22,232
Marketable securities	204,145	217,603
Accounts receivable, less allowance for credit losses of $8.0 million and $4.9 million as of December 31, 2025 and December 31, 2024	97,370	73,962
Inventory	3,917	3,915
Prepaid expenses	7,262	4,954
Other current assets	6,954	4,874
Total current assets	334,644	327,540
Property and equipment, net	60,631	44,825
Operating lease right-of-use assets	11,132	8,462
Investment in unconsolidated joint venture	4,069	4,065
Intangible assets, net	28,563	32,139
Goodwill	263,801	262,686
Other assets	880	412
Total assets	$703,720	$680,129
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued cost of revenue	$44,612	$35,023
Other accrued expenses	31,669	24,401
Contract liabilities	10,319	7,948
Income taxes payable	269	979
Operating lease liabilities, current portion	2,067	6,436
Total current liabilities	88,936	74,787
Convertible notes	327,514	283,628
Operating lease liabilities, net of current portion	9,841	5,072
Deferred income taxes	145	229
Other liabilities	547	817
Total liabilities	426,983	364,533
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares; 49,842,220 shares and 48,289,274 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares; 1,475,311 shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	710,925	685,054
Treasury stock, at cost, 220,994 and zero shares as of December 31, 2025 and December 31, 2024, respectively	(8,080)	—
Accumulated other comprehensive income (loss)	4,772	(328)
Accumulated deficit	(432,016)	(370,273)
Total stockholders’ equity	275,601	314,453
Noncontrolling interest	1,136	1,143
Total equity	276,737	315,596
Total liabilities and stockholders’ equity	$703,720	$680,129

Xometry, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Revenue	$192,398	$148,546	$686,631	$545,529
Cost of revenue	117,160	89,526	417,858	329,905
Gross profit	75,238	59,020	268,773	215,624
Operating expenses
Sales and marketing	33,884	26,546	122,749	108,437
Operations and support	19,190	16,057	72,415	58,975
Product development	12,089	10,370	46,792	39,322
General and administrative	18,851	17,487	72,284	64,957
Impairment of assets	—	82	49	82
Total operating expenses	84,014	70,542	314,289	271,773
Loss from operations	(8,776)	(11,522)	(45,516)	(56,149)
Other (expenses) income
Interest expense	(1,258)	(1,188)	(4,907)	(4,752)
Interest and dividend income	1,977	2,507	8,568	10,782
Other expenses	173	307	(19,708)	(757)
Income from unconsolidated joint venture	(140)	(41)	404	452
Total other (expenses) income	752	1,585	(15,643)	5,725
Loss before income taxes	(8,024)	(9,937)	(61,159)	(50,424)
(Provision) benefit for income taxes	(614)	41	(589)	21
Net loss	(8,638)	(9,896)	(61,748)	(50,403)
Net loss attributable to noncontrolling interest	(4)	(7)	(5)	(2)
Net loss attributable to common stockholders	$(8,634)	$(9,889)	$(61,743)	$(50,401)
Net loss per share, basic and diluted, of Class A and Class B common stock	$(0.17)	$(0.20)	$(1.22)	$(1.03)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted, of Class A and Class B common stock	51,281,142	49,606,759	50,812,072	49,082,722

Net loss	$(8,638)	$(9,896)	$(61,748)	$(50,403)
Comprehensive loss:
Foreign currency translation	332	(1,587)	5,098	(1,157)
Total other comprehensive income (loss)	332	(1,587)	5,098	(1,157)
Comprehensive loss	(8,306)	(11,483)	(56,650)	(51,560)
Comprehensive income (loss) attributable to noncontrolling interest	10	16	(7)	24
Total comprehensive loss attributable to common stockholders	$(8,316)	$(11,499)	$(56,643)	$(51,584)

Xometry, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(61,748)	$(50,403)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,750	13,012
Impairment of assets	49	82
Reduction in carrying amount of right-of-use asset	4,638	4,458
Lease termination	(14)	—
Stock-based compensation	36,362	29,322
Revaluation of contingent consideration	—	137
Income from unconsolidated joint venture	(90)	(42)
Donation of common stock	3,272	1,686
Loss on debt extinguishment	16,430	—
Loss on sale of property and equipment	—	3
Amortization of deferred costs on convertible notes	2,098	1,859
Deferred tax benefit	(84)	(46)
Changes in other assets and liabilities:
Accounts receivable, net	(21,809)	(5,749)
Inventory	135	(1,282)
Prepaid expenses	(2,256)	599
Other assets	(772)	4,213
Accounts payable and accrued cost of revenue	9,160	(8,706)
Other accrued expenses	7,440	2,681
Contract liabilities	2,151	681
Lease liabilities	(6,892)	(6,911)
Other liabilities	(24)	527
Income taxes payable	(710)	(1,505)
Net cash provided by (used in) operating activities	6,086	(15,384)
Cash flows from investing activities:
Purchases of marketable securities	(8,542)	(18,751)
Proceeds from sale of marketable securities	22,000	16,500
Purchases of property and equipment	(30,180)	(18,097)
Distributions in excess of earnings	86	90
Proceeds from sale of property and equipment	—	79
Net cash used in investing activities	(16,636)	(20,179)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	250,000	—
Costs incurred in connection with issuance of convertible notes	(8,650)	—
Payments for repurchase of convertible notes	(215,992)	—
Purchase of capped calls	(17,475)	—
Purchase of treasury stock	(8,080)	—
Proceeds from stock options exercised	3,087	5,104
Payment of contingent consideration	—	(465)
Net cash provided by financing activities	2,890	4,639
Effect of foreign currency translation on cash and cash equivalents	424	(268)
Net decrease in cash and cash equivalents	(7,236)	(31,192)
Cash and cash equivalents at beginning of the year	22,232	53,424
Cash and cash equivalents at end of the year	$14,996	$22,232
Supplemental cash flow information:
Cash paid for interest	$3,553	$2,875
Non-cash investing and financing activities:
Non-cash purchase of property and equipment	—	1,059
Non-cash consideration in connection with business combination	625	625

Xometry, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Adjusted EBITDA:
Net loss	$(8,638)	$(9,896)	$(61,748)	$(50,403)
Add (deduct):
Interest expense, interest and dividend income and other expenses(1)	(892)	(1,626)	16,047	(5,273)
Depreciation and amortization(2)	5,009	3,390	18,750	13,012
Amortization of lease intangible	180	180	720	720
Provision (benefit) for income taxes	614	(41)	589	(21)
Stock-based compensation(3)	10,377	8,207	36,362	29,322
Payroll tax expense related to stock-based compensation	365	89	2,465	965
Acquisition and other(4)	237	—	1,164	686
Charitable contribution of common stock	1,192	623	3,272	1,686
Loss (income) from unconsolidated joint venture	140	41	(404)	(452)
Impairment of assets	—	82	49	82
Restructuring charges(5)	(202)	—	1,262	—
Adjusted EBITDA	$8,382	$1,049	$18,528	$(9,676)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Non-GAAP Net Income (Loss):
Net loss	$(8,638)	$(9,896)	$(61,748)	$(50,403)
Add (deduct):
Depreciation and amortization(2)	5,009	3,390	18,750	13,012
Stock-based compensation (3)	10,377	8,207	36,362	29,322
Payroll tax expense related to stock-based compensation	365	89	2,465	965
Amortization of lease intangible	180	180	720	720
Amortization of deferred costs on convertible notes	571	465	2,098	1,859
Acquisition and other(4)	237	—	1,164	686
Loss on sale of property and equipment	—	25	—	2
Charitable contribution of common stock	1,192	623	3,272	1,686
Lease termination	10	—	(4)	—
Impairment of assets	—	82	49	82
Restructuring charges(5)	(202)	—	1,262	—
Loss on debt extinguishment	—	—	16,430	—
Non-GAAP Net Income (Loss)	$9,101	$3,165	$20,820	$(2,069)

Adjustments to numerator	$540	$—	$824	$—
Weighted-average number of shares outstanding used to compute Non-GAAP Net Income (Loss) per share, basic and diluted, of Class A and Class B common stock	51,281,142	49,606,759	50,812,072	49,082,722
Non-GAAP weighted-average effect of potentially dilutive Class A common stock	10,285,720	2,656,165	5,816,133	—
Non-GAAP weighted-average shares used to compute Non-GAAP Net Income (Loss) per share, diluted	61,566,862	52,262,924	56,628,205	49,082,722

EPS, basic and diluted, of Class A and Class B common stock	$(0.17)	$(0.20)	$(1.22)	$(1.03)
Non-GAAP EPS basic, of Class A and Class B common stock	$0.18	$0.06	$0.41	$(0.04)
Non-GAAP EPS diluted, of Class A and Class B common stock	$0.16	$0.06	$0.38	$(0.04)

(1)
Other expenses includes loss on debt extinguishment.
(2)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(3)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(4)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.
(5)
Costs associated with the 2025 reduction in workforce.

Xometry, Inc. and Subsidiaries

Reconciliation of GAAP EPS to Non-GAAP EPS

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Non-GAAP EPS:
GAAP EPS, diluted, of Class A and Class B common stock	$(0.17)	$(0.20)	$(1.22)	$(1.03)
Non-GAAP effect of potentially dilutive Class A common stock	0.04	0.01	0.15	—
Add (deduct):
Depreciation and amortization	0.08	0.07	0.33	0.27
Stock-based compensation	0.17	0.16	0.64	0.60
Payroll tax expense related to stock-based compensation	0.01	—	0.04	0.02
Amortization of lease intangible	—	—	0.01	0.01
Amortization of deferred costs on convertible notes	0.01	0.01	0.04	0.04
Acquisition and other	—	—	0.02	0.02
Loss on sale of property and equipment	—	—	—	—
Charitable contribution of common stock	0.02	0.01	0.06	0.03
Lease termination	—	—	—	—
Impairment of assets	—	—	—	—
Restructuring charges	—	—	0.02	—
Loss on debt extinguishment	—	—	0.29	—
Non-GAAP EPS, diluted, of Class A and Class B common stock	$0.16	$0.06	$0.38	$(0.04)

Xometry, Inc. and Subsidiaries

Segment Results

(In thousands)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Segment Revenue:
U.S.	$159,110	$123,614	$573,755	$456,727
International	33,288	24,932	112,876	88,802
Total revenue	$192,398	$148,546	$686,631	$545,529

Segment Cost of Revenue:
U.S.	$95,827	$74,010	$347,668	$274,838
International	21,333	15,516	70,190	55,067
Total cost of revenue	$117,160	$89,526	$417,858	$329,905

Segment Adjusted EBITDA:
U.S.	$10,811	$4,018	$31,046	$167
International	(2,429)	(2,969)	(12,518)	(9,843)
Total Adjusted EBITDA	$8,382	$1,049	$18,528	$(9,676)

Xometry, Inc. and Subsidiaries

Supplemental Information

(In thousands)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Summary of Stock-based Compensation Expense and Payroll Taxes Related to Stock-based Compensation Expense
Sales and marketing	$3,076	$2,233	$10,885	$8,233
Operations and support	3,643	2,739	13,093	9,582
Product development	2,568	1,834	8,978	6,881
General and administrative	1,455	1,490	5,871	5,591
Total stock-based compensation expense and payroll taxes related to stock-based compensation	$10,742	$8,296	$38,827	$30,287

Summary of Depreciation and Amortization Expense
Cost of revenue	$185	$182	$735	$731
Sales and marketing	796	798	3,181	3,185
Operations and support	53	34	182	139
Product development	3,648	2,166	13,508	8,078
General and administrative	327	210	1,144	879
Total depreciation and amortization expense	$5,009	$3,390	$18,750	$13,012

Summary of Restructuring Charges
Sales and marketing	$(31)	$—	$31	$—
Operations and support	(130)	—	588	—
Product development	(40)	—	470	—
General and administrative	(1)	—	173	—
Total restructuring charges	$(202)	—	$1,262	—